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EXHIBIT 10.8
FIRST AMENDMENT

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT (this "Amendment") is made and entered into as of the 26th day of June, 2000, by and between PASADENA TOWERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and ACACIA RESEARCH CORPORATION, A CALIFORNIA CORPORATION ("Tenant").

                              W I T N E S S E T H:

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 30th day of April, 1998, for space currently containing approximately 5,449 rentable square feet (the "Original Premises") described as Suite No. 650 on the 6th floor of the building commonly known as Pasadena Towers II and the address of which is 55 South Lake Avenue, Pasadena California (the "Building") (the "Lease"); and

B. WHEREAS, Tenant has requested that additional space containing approximately 1,570 rentable square feet described as Suite No. 660 on the 6th floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective Date (as hereinafter defined), the Premises, as defined in the Lease, is increased from 5,449 rentable square feet on the 6th floor to 7,019 rentable square feet on the 6th floor(s) by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

         A. The Expansion Effective Date shall be the date which is 60 days after the date Landlord delivers the Expansion Space to Tenant, which date is anticipated to be September 1, 2000 (the "Target Expansion Effective Date").

         B. The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.



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II.      MONTHLY BASE RENTAL.

         In addition to Tenant's obligation to pay Base Rental for the Original Premises, Tenant shall pay Landlord the sum of $147,187.50 as Base Rental for the Expansion Space in 39 monthly installments as follows:

         A. 18 equal installments of $3,689.50 each payable on or before the first day of each month during the period beginning September 1, 2000 and ending February 28, 2002.

         B. 21 equal installments of $3,846.50 each payable on or before the first day of each month during the period beginning March 1, 2002 and ending November 30, 2003.

         All such Base Rental shall be payable by Tenant in accordance with the terms of Article IV of the Lease.

         Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is other than the Target Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Base Rental for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Base Rental rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.

III. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $3,689.50 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $13,186.58 to $16,876.08.

IV. TENANT'S PRO RATA SHARE. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant's Pro Rata Share for the Expansion Space is 0.7539%.

V. BASIC COSTS. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Basic Costs applicable to the Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Expansion Space is 2000.

VI.      IMPROVEMENTS TO EXPANSION SPACE.

         A. CONDITION OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations


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                  on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. Landlord and Tenant hereby acknowledge that the Expansion Space is currently, as of the date hereof, portion of a larger suite from which the Expansion Space shall be demised. Landlord, at Landlord's sole cost and expense, shall (i) construct 1 demising wall within the Expansion
                  Space, (ii) perform all work deemed reasonably necessary by Landlord in connection with improvements to the adjacent corridor in connection with the demising of the Expansion Space, (iii) relocate existing electrical service panels as Landlord deems reasonably necessary in connection with the demising of the Expansion Space, and (iv) separate electrical circuits and HVAC systems, without cross-zoning, as Landlord deems reasonably necessary in connection with the demising of the Expansion Space. All other work to be performed in connection with the demising of the Expansion Space shall be performed by Tenant pursuant to the terms of this Article VI.

         B. COST OF IMPROVEMENTS TO EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed $18,840.00 (i.e., $12.00 per rentable square foot of the Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space. Landlord shall be entitled to deduct from the Expansion Improvement Allowance a management administration fee in connection with the initial improvements to the Expansion Space in an amount equal to 3% of the total hard construction costs of such improvements.

         C. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Any construction, alterations or improvements to the Premises shall be performed by Tenant using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article X of the Lease; provided that Tenant shall use the subcontractors designated by Landlord in connection therewith.

VII. EARLY ACCESS TO EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

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VIII.    OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

         A. Notwithstanding anything to the contrary set forth in the Lease, as of the date of this Amendment, any notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                 Landlord:                                          With a copy to:
                 PASADENA TOWERS, L.L.C., A DELAWARE LIMITED        PASADENA TOWERS, L.L.C., A DELAWARE
                 LIABILITY COMPANY                                  LIMITED LIABILITY COMPANY
                 c/o Equity Office Properties Trust                 c/o EOPMC of California, Inc.
                 Two North Riverside Plaza, Suite 2200              Office of the Building Pasadena Towers
                 Chicago, Illinois  60606                           800 East Colorado Boulevard
                 Attention: Regional Counsel-Pacific Region         Suite 470
                                                                    Pasadena, California  91101
                                                                    Attention: Building Manager

                  Rent (defined in Section IV.A) is payable to the order of PASADENA TOWERS, L.L.C. at the following address: FILE #56184, LOS ANGELES, CALIFORNIA 90074-6184.

         B. Commencing on the Expansion Effective Date and ending on the Termination Date, without reducing the number of parking passes made available to Tenant with respect to the Original Premises as provided in Exhibit F to the Lease, Tenant shall have the right to rent up to 4 unreserved parking passes in the Building parking structure in connection with Tenant's lease of the Expansion Space, in accordance with the terms of Exhibit F to the Lease. Tenant shall pay Landlord the prevailing monthly charges established from time to time for parking in the Building parking structure, payable in advance, with Tenant's payment of monthly Base Rental, which rates are currently, as of the date of this Amendment, $65.00 per month for each unreserved parking pass.

         C. Tenant shall also be entitled to 1 line on the building directory for each 1,000 rentable square feet of the Expansion Space. Tenant shall not be charged a fee for the initial installation of any names on the Building directory. Tenant shall, however, be required to pay Landlord's then standard fee for any additional names to be added to the Building directory or any replacement of previously existing names.

IX.      MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

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         B.       Except as herein modified or amended, the provisions,
                  conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Travers Realty (the "Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.




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

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                     LANDLORD:

                                     PASADENA TOWERS, L.L.C.,
                                     A DELAWARE LIMITED LIABILITY COMPANY

                                     By: EOP-Pasadena Towers, L.L.C., a
                                         Delaware limited liability company, its
                                         administrative managing member

                                     By: EOP Operating Limited Partnership, a
                                         Delaware limited partnership, its sole
                                         member

                                         By: Equity Office Properties Trust, a
                                             Maryland real estate investment
                                             trust, its managing general partner


                                         By: /s/ Robert E. Dezzutti
                                             -----------------------------------
                                         Name: Robert E. Dezzutti
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------


                                     TENANT:

                                     ACACIA RESEARCH CORPORATION,
                                     A CALIFORNIA CORPORATION

                                     By: /s/ Peter Frank
                                        ----------------------------------------
                                     Name: Peter Frank
                                          --------------------------------------
                                     Title: COO & CFO
                                           -------------------------------------

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



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                                    EXHIBIT A

                                Attach Floor Plan

                             Showing Expansion Space








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